SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 31, 2007
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)(Zip Code)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION

Registrant is furnishing a correction dated January 31, 2007, to its press release dated January 31, 2007 and filed on Form 8-K, which announced its financial results for the 4th quarter of 2006 and 6% Stock Dividend Declaration. The text of the correction to the press release is attached to this report on Form 8-K/A as Exhibit 99.1 and is incorporated by reference herein.

The corrections are in relation to the stated diluted earnings per share. The statement should have read as follows: Diluted earnings per share for the twelve months ended December 31, 2006 was $0.99, up 1.0% from the $0.98 reported last year. The press release to also announced diluted earnings per share for the quarter was $0.24, compared to $0.24 per diluted share earned a year ago. The statement should have read as follows: Diluted earnings per share for the quarter was $0.24, compared to $0.25 per diluted share earned a year ago.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release Correction and 6% Stock Dividend Declaration, dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007		First Northern Community Bancorp
(Registrant)

	By:	/s/ Louise A. Walker
Louise A. Walker
Senior Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release Correction and 6% Stock Dividend Declaration, dated January 31, 2007